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                                                                    EXHIBIT 99.1

[LOGO]

     Contacts:  Daniel J. Thomas                  Thomas E. Kiraly
                President and                     Executive Vice President and
                Chief Executive Officer           Chief Financial Officer
                (972) 364-8111                    (972) 364-8217


CONCENTRA OPERATING CORPORATION REPORTS SECOND QUARTER RESULTS


     ADDISON, Texas, July 31, 2001 - Concentra Operating Corporation ("Concentra") today announced financial results for the second quarter and six-month period ended June 30, 2001. The Company reported $37,527,000 in EBITDA for the quarter, which represented a 12% increase over the prior year.

     Revenue for the second quarter increased 11% to $211,924,000 compared with $190,348,000 for the same period last year. Operating income increased 16% to $26,938,000 versus $23,216,000 for the second quarter of 2000. Net income for the quarter totaled $7,731,000 compared with $1,144,000 in the year-earlier period.

     Revenue for the first half of 2001 increased 10% to $410,007,000 compared with $371,444,000 for the same period during the prior year. Operating income increased 15% to $45,705,000 versus $39,585,000 for the first half of 2000. Net income for the first six months of 2001 was $3,409,000 compared with $2,212,000 in the year-earlier period.

     Earnings Before Interest Taxes Depreciation and Amortization ("EBITDA"), as computed in a manner consistent with the definition set forth in the Company's $190 million Series A Senior Subordinated Notes, increased 12% to $37,527,000 in the second quarter of 2001 versus $33,478,000 in the same quarter last year. For the first half of 2001, EBITDA increased to $66,551,000 from $59,664,000 during the prior year, which also represented an increase of 12%.

     Commenting on the announcement, Daniel J. Thomas, President and Chief Executive Officer of Concentra, said, "Our financial results for the second quarter reflect solid expansion in all aspects of our business. I'm particularly pleased that despite the effect of the nationwide slowdown in new employment on our visit trends, our Health Services division nevertheless produced solid overall growth. Total revenue increased by 9% and our gross profit grew by 12% in this line of business as compared to the prior year. These results reflect the benefits of increases in the average rate per visit, an expansion in the number of health centers and good management of our expenses. Our Network Services segment also produced exceptional results during the quarter. Significant increases in our traditional out-of-network bill review services contributed greatly to these strong results. I also continue to be encouraged by the revenue and earnings growth we've been achieving in our Care Management Services segment during this year. For the quarter and the year to date, we've been able to demonstrate a profitable expansion of this line of business and have benefited financially from its complementary nature to our other two service lines."

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Concentra Announces Second Quarter Results
Page 2
July 31, 2001


     As of June 30, 2001, Concentra Health Services operated 228 occupational health centers across 70 markets in 32 states.

     During the second quarter, Concentra continued to generate significant operating cash flow compared with the prior year, allowing the Company to repay all of the $17,000,000 in borrowings that were outstanding under its $100,000,000 revolving credit facility as of March 31, 2001. For the six months ending June 30, 2001, Concentra produced $30,324,000 in positive cash flow from operations compared with $9,001,000 during the first half of the prior year.

     Concentra Operating Corporation, the successor to and a wholly owned subsidiary of Concentra Inc., is the comprehensive outsource solution for containing healthcare and disability costs. Serving the occupational, auto and group healthcare markets, Concentra provides employers, insurers and payors with a series of integrated services which include employment-related injury and occupational health care, in-network and out-of-network medical claims review and re-pricing, access to specialized preferred provider organizations, first notice of loss services, case management and other cost containment services.

     A public, listen-only simulcast of Concentra's second quarter conference call will begin at 9:00 a.m. Eastern Daylight Time tomorrow (August 1, 2001) and may be accessed via the Company's web site, concentra.com. Investors are invited
                                            -------------
to access the call at least 15 minutes before the start time in order to complete a brief registration form and receive an entry password. Listening via the Internet requires Windows Media Player Version 7, which may be downloaded free of charge from the Company's website. An online replay will be available shortly after the conclusion of the live broadcast using the same link and will continue through September 1, 2001.

     This press release contains certain forward-looking statements, which the Company is making in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and that the Company's actual results may differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the potential adverse impact of governmental regulation on the Company's operations, interruption in its data processing capabilities, operational financing and strategic risks related to the Company's capital structure and growth strategy, possible fluctuations in quarterly and annual operations, possible legal liability for adverse medical consequences, competitive pressures, adverse changes in market conditions for the Company's services, and dependence on key management personnel. Additional factors include those described in the Company's filings with the Securities and Exchange Commission.

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Concentra Reports Second Quarter Results
Page 3
July 31, 2001


                        CONCENTRA OPERATING CORPORATION
                         a wholly owned subsidiary of
                                CONCENTRA INC.
                Unaudited Consolidated Statements of Operations
                                (in thousands)


                                      Three Months Ended     Six Months Ended
                                           June 30,              June 30,
                                      -------------------   -------------------
                                        2001       2000       2001       2000
                                      --------   --------   --------   --------

REVENUE:
 Health Services                      $112,319   $103,004   $215,996   $197,264
 Network Services                       45,331     38,862     87,676     79,781
 Care Management Services               54,274     48,482    106,335     94,399
                                      --------   --------   --------   --------
  Total revenue                        211,924    190,348    410,007    371,444

COST OF SERVICES:
 Health Services                        86,684     80,113    172,110    157,108
 Network Services                       27,301     24,929     53,548     50,376
 Care Management Services               47,264     42,186     92,559     83,986
                                      --------   --------   --------   --------
  Total cost of services               161,249    147,228    318,217    291,470
                                      --------   --------   --------   --------

   Total gross profit                   50,675     43,120     91,790     79,974

General and administrative expenses     19,924     16,246     38,595     33,165
Amortization of intangibles              3,813      3,658      7,490      7,224
                                      --------   --------   --------   --------
   Operating income                     26,938     23,216     45,705     39,585

Interest expense, net                   16,753     17,595     33,663     33,736
Loss (gain) on fair value of hedging
 arrangements                           (3,646)     2,483      3,080        946
Other, net                                 298         73        305       (123)
                                      --------   --------   --------   --------
Income before income taxes              13,533      3,065      8,657      5,026
 Provision for income taxes              5,802      1,921      5,248      2,814
                                      --------   --------   --------   --------

Net income                            $  7,731   $  1,144   $  3,409   $  2,212
                                      ========   ========   ========   ========

Prior-year revenue and cost of services have been reclassified to conform to the Company's current reporting of business segments.

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Concentra Reports Second Quarter Results
Page 4
July 31, 2001


                        CONCENTRA OPERATING CORPORATION
                         a wholly owned subsidiary of
                                CONCENTRA INC.
                          Consolidated Balance Sheets
                                (in thousands)


                                                     June 30,     December 31,
                                                       2001           2000
                                                   ------------   ------------
                                                   (unaudited)
                   ASSETS

CURRENT ASSETS:
 Cash and cash equivalents                         $      5,280   $      6,549
 Accounts receivable, net                               173,652        160,418
 Prepaid expenses and other current assets               28,232         24,679
                                                   ------------   ------------
  Total current assets                                  207,164        191,646

PROPERTY AND EQUIPMENT, NET                             108,545        109,110

GOODWILL AND OTHER INTANGIBLE ASSETS, NET               331,697        323,162

OTHER ASSETS                                             29,957         32,937
                                                   ------------   ------------
                                                   $    677,363   $    656,855
                                                   ============   ============

    LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
 Revolving credit facilities                       $         --   $         --
 Current portion of long-term debt                        4,288          5,228
 Accounts payable and accrued expenses                   82,958         70,189
                                                   ------------   ------------
  Total current liabilities                              87,246         75,417

LONG-TERM DEBT                                          555,163        556,334

LONG-TERM DEFERRED TAX AND OTHER LIABILITIES             50,438         51,589

FAIR VALUE OF HEDGING ARRANGEMENTS                       12,666          9,586

STOCKHOLDER'S EQUITY (DEFICIT)                          (28,150)       (36,071)
                                                   ------------   ------------
                                                   $    677,363   $    656,855
                                                   ============   ============

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